UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



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                         Date of Report:  APRIL 12, 2005

                                 SPACEDEV, INC.
               (Exact Name of Registrant as Specified in Charter)

                      COLORADO          000-28947             84-1374613
     (State or Other Jurisdiction     (Commission File     (I.R.S. Employer
            of Incorporation)              Number)        Identification Number)

                                13855 STOWE DRIVE
                             POWAY, CALIFORNIA 92064
               (Address of Principal Executive Offices) (Zip Code)

Registrant's  telephone  number,  including  area  code:  (858)  375-2030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement  communications  pursuant  to  Rule  14d-2(b) under   the
Exchange Act  (17  CFR  240.14d-2(b))

[ ] Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item  5.02  Departure of Directors or Principal Officers; Election of Directors;
Appointment  of  Principal  Officers

Effective April 12, 2005, as part of her continuing commitment to the Company, Susan C. Benson accepted an appointment to the Board of Directors of SpaceDev, Inc., bringing the total number of board members to 9, five of whom are independent directors.

Ms. Benson joined SpaceDev in 1997, serving as corporate secretary until 2003. From approximately 1998 to 2004, Ms. Benson was, in part, responsible for the Company's investor relations and public relations activities, managing SpaceDev's strategic messaging to build industry and media awareness as well as strengthening shareholder relations.

Prior to joining SpaceDev, Ms. Benson was the customer support manager for Compusearch Software Systems in McLean, Virginia from 1986 through 1995. Ms. Benson also served as secretary/treasurer of the Compusearch Software Systems Board of Directors.

Ms. Benson currently owns approximately 4.6 million shares of SpaceDev common stock and is currently the Company's largest stockholder.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated  as  of  April  12,  2005

                                                                 SPACEDEV,  INC.


                                                    By:  /s/  Richard B. Slansky
                                                    ----------------------------
                                                            Richard  B.  Slansky
                                                                    President  &
                                                       Chief  Financial  Officer